Exhibit 10.3

SHARE PURCHASE AGREEMENT

BY AND AMONG

PINGTAN MARINE ENTERPRISE LTD.

(as the “Seller”)

and

FUZHOU HONGLONG OCEAN FISHERY CO., LTD.

(as the “Buyer”)

December 4, 2013

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Article VII ADDITIONAL COVENANTS OF THE PARTIES		7

7.1	Other Information	7
7.2	Mail Received After Closing	7
7.3	Further Action	8
7.4	Confidentiality	8

Article VIII CONDITIONS TO CLOSING		8

8.1	Conditions to Each Party’s Obligations	8
8.2	Conditions to Obligations of Seller	9
8.3	Conditions to Obligations of Buyer	9

Article IX INDEMNIFICATION		10

9.1	Survival	10
9.2	Indemnification by the Company	10
9.3	Indemnification by Buyer	10
9.4	Notice, Etc.	11
9.5	Limitations	11

Article X TERMINATION AND ABANDONMENT		12

10.1	Methods of Termination	12
10.2	Effect of Termination	12

Article XI DEFINITIONS		13

Article XII GENERAL PROVISIONS		16

12.1	Expenses	16
12.2	Notices	16
12.3	Amendment	17
12.4	Waiver	17
12.5	Headings	17
12.6	Severability	17
12.7	Entire Agreement	18
12.8	Benefit	18
12.9	Governing Law	18
12.10	NO JURY TRIAL	18
12.11	Counterparts	18
12.12	Regulatory Requirements	18

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SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into as of December 4, 2013 by and among the following parties:

(i) Pingtan Marine Enterprise Ltd, an exempted company incorporated under the laws of Cayman Islands (the “Seller”);

(ii) Fuzhou Honglong Ocean Fishery Co., Ltd., a company incorporated under the laws of the Hong Kong Special Administrative Region (the “Buyer”);

All of the parties listed above are referred to hereinafter collectively as the “Parties” and individually as a “Party”).

RECITALS

WHEREAS, Seller owns all of the outstanding capital shares and other equity interests of China Dredging Group Co., Ltd, an exempted company incorporated under the laws of British Virgin Islands and a wholly-owned subsidiary of the Seller (the “Company”);

WHEREAS, Seller desires to sell, and Buyer desires to buy, all of the outstanding capital shares and other equity interests of the Company on the terms and subject to the conditions set forth in this Agreement; and

NOW THEREFORE, in consideration of the mutual representations, warranties and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
PURCHASE AND SALE

1.1 Purchase and Sale. At the Closing and on the terms and subject to the conditions set forth in this Agreement, Seller shall sell, transfer, assign and convey to Buyer, and Buyer shall purchase from Seller, for the Purchase Price (as defined below) all of the right, title and interest in and to the issued and outstanding ordinary shares of the Company (“Company Ordinary Shares”) and, if any, the issued and outstanding options, warrants or any other equity interests in or rights to acquire Company Ordinary Shares (“Company Equity Rights”; collectively with Company Ordinary Shares, the “Company Shares”).

1.2 Purchase Price. Buyer shall pay Seller the aggregate purchase price of (i) forgiveness of the Seller’s current $155.2 million 4% promissory note due on June 19, 2015 (the “Promissory Note”); (ii) forgiveness of the Seller’s current accounts due to the Company at an amount of $172.1 million (the “Debt”); and (iii) transfer to Seller of the 25-year exclusive Operating Rights for twenty (20) new fishing vessels (the “Vessels”, together with the Promissory Note and the Debt, the “Purchase Price”). For purpose of this Agreement, “Operating Rights” shall mean the full right and ability to operate the Vessels at all times and therefore to have all right to keep any profits generated from the operation of the Vessels and also liability and responsibility for any liabilities or expenses related to the operation of the Vessels.

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Article II
THE CLOSING

2.1 The Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Transactions”) shall take place at a closing (the “Closing”) to be held at 10:00 a.m., local time, on the same business day on which the last of the conditions to the Closing set forth in Article VIII is fulfilled, at the offices of Reed Smith LLP (US), 599 Lexington Avenue, New York, New York 10022, or at such other time, date or place as the Seller and the Buyer may agree upon orally or in writing. The date on which the Closing occurs is referred to herein as the “Closing Date”. The Closing may be conducted by mail, courier or electronic means.

2.2 Deliveries.

(a) Seller. At the Closing, Seller shall (i) assign and transfer to Buyer all of its right, title and interest in and to Company Shares by delivering to Buyer the certificates representing or documents evidencing such Company Shares (the “Certificates”), duly endorsed for transfer and free and clear of any Liens, and (ii) deliver to Buyer the certificates, opinions and other agreements and instruments contemplated by this Agreement.

(b) Buyer. At the Closing, Buyer shall deliver to Seller (i) the cancelled Promissory Note, (ii) any evidence of the cancellation of the Debt and the initiation of transfer of the Vessels that the Seller may require, and (iii) the certificates, opinions and other agreements and instruments contemplated by this Agreement.

2.3 Further Assurances. Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the Parties shall execute and deliver such other documents and instruments, provide such other materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by Law, to fulfill its obligations under this Agreement.

Article III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date, as follows.

3.1 Share Ownership. Seller is the sole registered owner of the Company Shares. Seller owns the Company Shares free and clear of any Liens. To the Knowledge of Seller, the Company has not granted any options, warrants or other contractual rights outstanding which give any Person the right to acquire any Company Shares, whether or not such right is presently exercisable. There are no disputes, arbitrations or litigation proceedings pending or to the Knowledge of Seller threatened with respect to Company Shares.

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3.2 Organization of Each Member of the Company Group. The Seller and each member of the Company Group is a corporate or other entity duly organized and validly existing under the Laws of its jurisdiction. Each member of the Company Group is duly qualified to do business in the jurisdictions in which the property owned, leased or operated by such entity or the nature of the business which it conducts requires qualification, or if not so qualified, such failure or failures, in the aggregate, would not have a Material Adverse Effect on such member of the Company Group. Each member of the Company Group has all requisite power and authority to own, lease and operate its properties and to carry on its respective business as now being conducted and as presently contemplated to be conducted.

3.3 Authority and Corporate Action; No Conflict.

(a) The Seller has all necessary power and authority to enter into this Agreement and to consummate the Transactions. All corporate action necessary to be taken by the Board of Directors or comparable governing body of Seller to authorize the delivery and performance of this Agreement and all other documents and instruments delivered by Seller in connection with the Transactions has been duly and validly taken. This Agreement, when executed and delivered by Seller, will constitute the valid and binding obligations of Seller, enforceable in accordance with their respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar Laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and (ii) as enforceability of any indemnification provision may be limited by federal and state securities laws and public policy of the United States, the Cayman Islands, the British Virgin Islands or the PRC.

(b) Neither the execution and delivery of this Agreement by the Seller nor the consummation of the Transactions by the Seller will (i) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (A) the Memorandum and Articles of Association of the Company, or (B) any Law or Material Contract to which Seller is a party or by which it (or any of its properties or assets) is subject or bound; (ii) result in the creation of, or give any Person the right to create, any Lien upon the assets of Seller; or (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any Material Contract to which Seller is a party.

3.4 NO OTHER REPRESENTATIONS OR WARRANTIES. SELLER IS NOT MAKING ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER WITH RESPECT TO THE SELLER OR THE COMPANY, INCLUDING ANY OF THE ASSETS, PROPERTIES OR RIGHTS OF THE COMPANY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, AND EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE CONDITION OF THE ASSETS, PROPERTIES AND RIGHTS OF THE COMPANY SHALL BE “AS IS,” “WHERE IS” AND “WITH ALL FAULTS.”

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Article IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller, as of the date of this Agreement and as of the Closing Date, as follows:

4.1 Vessels.

(a) Each Vessel at the time of the Closing is free from all charters, encumbrances, mortgages and maritime liens or any other debts whatsoever, and is not subject to Port State or other administrative detentions. The Buyer hereby undertakes to indemnify the Seller against all consequences of claims made against the Vessel which have been incurred prior to the time of the Closing.

(b) Each Vessel at the time of the Closing has all permits and governmental approvals needed to operate such Vessel and that such permits and approvals can be transferred to Seller in connection with the transfer of the Vessel to Buyer in accordance with Section 1.2 of this Agreement.

(c) The Vessels are in all material respects fit for the purpose for which they are currently employed and comply with all present laws and regulations applicable for such purpose.

4.2 Authority and Corporate Action; No Conflict.

(a) Buyer has all necessary corporate power and authority to enter into this Agreement and to consummate the Transactions. This Agreement, when duly executed and delivered by Buyer, constitutes the valid, binding and enforceable obligation of Buyer, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and (ii) as enforceability of any indemnification provision may be limited by federal and state securities laws and public policy.

(b) Neither the execution and delivery of this Agreement by Buyer nor the consummation of the Transactions will (i) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (A) the Memorandum and Articles of Association of Buyer or (B) any Law or Contract to which Buyer is a party or by which Buyer (or any of the properties or assets of Buyer) is subject or bound; (ii) result in the creation of, or give any Person the right to create, any Lien upon the assets of Buyer; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any Contract to which Buyer is a party; or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to Buyer.

4.3 Consents and Approvals. The acquisition of the Company Shares, the execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or any other third party.

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4.4 Litigation. There are no actions, suits, arbitrations or other proceedings pending or, to the best Knowledge of Buyer, threatened against Buyer at law or in equity before any Governmental Authority. Neither Buyer nor any of their property is subject to any order, judgment, injunction or decree that would have a Material Adverse Effect on Buyer.

4.5 Due Diligence; Legal Counsel. Buyer has been afforded an opportunity to ask questions of and receive answers to Buyer’s satisfaction from Seller, the Company and the officers of the Company concerning the financial condition and prospects of the Company, and has had full access to additional information (to the extent requested by Buyer) necessary to verify the accuracy of information otherwise furnished. Buyer has been represented by or has been advised to seek and obtain the advice of independent legal counsel of his or her own choice and has been given an adequate opportunity to seek and obtain the advice of such independent legal counsel in connection with the negotiation of this Agreement and the purchase of the Company Shares, and has undertaken or has had an adequate opportunity to undertake whatever due diligence or investigation he deems necessary to decide to purchase of the Company Shares and enter into this Agreement. Buyer agrees that legal counsel acting on behalf of Seller or the Company (1) does not represent or undertake to represent the individual interests of Buyer; and (2) is not directly or indirectly providing Buyer with any legal opinion or advice concerning any tax, legal, investment, financial or other matters or other issues.

4.6 Disclosure. No representation or warranty by Buyer contained in this Agreement or other instrument furnished or to be furnished to Seller pursuant to this Agreement or in connection with the Transactions contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

Article V
COVENANTS OF THE SELLER

5.1 Post-Closing Assurances. From time to time after the Closing, Seller will take such other actions and execute and deliver such other documents, certifications and further assurances as Buyer may reasonably require in order to manage and operate the Company, including but not limited to executing such certificates as may be reasonably requested by Buyer’s accountants in connection with any audit of the financial statements of the Company for any period through the Closing Date.

5.2 Fulfillment of Conditions. Seller shall use its commercially reasonable efforts to fulfill all the conditions specified in Article VIII to the extent that the fulfillment of such conditions is within its Control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the Transactions and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including using their commercially reasonable efforts to conduct the business in such manner that on the Closing Date the representations and warranties of Seller contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

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5.3 Regulatory and Other Authorizations; Notices and Consents.

(a) Seller shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and will reasonably cooperate with Buyer in promptly seeking to obtain all such authorizations, consents, orders and approvals.

(b) Seller shall give promptly such notices to third parties and use its commercially reasonable efforts to obtain such third party consents and estoppel certificates as Buyer may in its reasonable discretion deem necessary or desirable in connection with the Transactions.

(c) Buyer shall cooperate and use commercially reasonable efforts to assist the Seller in giving such notices and obtaining such consents and estoppel certificates; provided, however, that Buyer shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which Buyer in its sole discretion may deem adverse to the interests of Buyer.

5.4 Related Tax. The Parties shall assume respectively, pursuant to the applicable laws, any Tax and duties assessed by any Governmental Authority in connection with, or as a result of the consideration received pursuant to this Agreement.

Article VI
COVENANTS OF BUYER.

6.1 Fulfillment of Conditions. Buyer shall use its commercially reasonable efforts to fulfill the conditions specified in Article VIII to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the Transactions, and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including conducting the business of Buyer in such manner that on the Closing Date the representations and warranties of Buyer contained herein shall be accurate as though then made).

6.2 Post-Closing Assurances. Buyer, from time to time after the Closing and at the request of Seller, will take such other actions and execute and deliver such other documents, certifications and further assurances as Seller may reasonably require in order to manage and operate its business, including without limitation executing such certificates as may be reasonably requested by Seller’s accountants in connection with any audit of the financial statements of Seller for any period through the Closing Date.

6.3 Regulatory and Other Authorizations; Notices and Consents.

(a) Buyer shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with Seller in promptly seeking to obtain all such authorizations, consents, orders and approvals.

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(b) Buyer shall give prompt notice to third parties and use commercially reasonable efforts to obtain such third party consents and estoppel certificates as Seller may in their reasonable discretion deem necessary or desirable in connection with the Transactions.

6.4 Books and Records.

(a) On and after the Closing Date, Buyer will permit Seller, during normal business hours, to have access to and to examine and make copies of all books and records of any member of the Company Group which are delivered to Buyer pursuant to this Agreement and which relate to their businesses or to events occurring prior to the Closing Date or to transactions or events occurring subsequent to the Closing Date which arise out of transactions or events occurring prior to the Closing Date to the extent reasonably necessary to Seller in connection with preparation of any Tax returns, Tax audits, government or regulatory investigations, lawsuits or any other matter in which he is a party to the proceeding or in which it has a reasonable business interest.

(b) Buyer will preserve and keep all books and records with respect to any member of the Company Group and their businesses for a period of at least seven years from the Closing Date. After such seven year period, before Buyer shall dispose of any such books and records, at least 90 days’ prior written notice to such effect shall be given by Buyer to Seller. Seller shall be given an opportunity, at his cost and expense, to remove and retain all or any part of such books or records as Seller may select.

Article VII
ADDITIONAL COVENANTS OF THE PARTIES

7.1 Other Information. If in order to properly prepare documents required to be filed with any Governmental Authority or financial statements of the Company Group, it is necessary that a Party be furnished with additional information relating to any member of the Company Group, and such information is in the possession of the other Parties, such other Parties agree to use their commercially reasonable efforts to furnish such information in a timely manner to such Party, at the cost and expense of such Party.

7.2 Mail Received After Closing.

(a) If Buyer receives after the Closing any mail or other communications addressed to the Seller, Buyer or the Company may open such mail or other communications and deal with the contents thereof in its discretion to the extent that such mail or other communications and the contents thereof relate to the Seller. Buyer or the Company will deliver promptly or cause to be delivered to the Seller all other mail addressed to it and the contents thereof which does not relate to the Company.

(b) If Seller receives after the Closing Date mail or other communications addressed to Seller which relate to the Company, Seller shall promptly deliver or cause to be delivered all such mail and the contents thereof to Buyer or the Company.

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7.3 Further Action.

(a) Upon the terms and subject to the conditions hereof, each of the Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the Transactions. Upon the terms and subject to the conditions hereof, each of the Parties shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions.

(b) Subject to compliance with applicable Laws, from the date hereof until the Closing Date, the Parties and/or their Representatives shall confer on a regular and frequent basis to discuss material operational matters and the general status of ongoing operations.

(c) No information or knowledge obtained in any discussion pursuant to this Section 7.3 or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Transactions.

7.4 Confidentiality. The Seller, on the one hand, and Buyer, on the other hand, shall hold and shall cause their respective Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Laws, all documents and information concerning the other Parties furnished to it by such other Parties or their Representatives in connection with the Transactions (except to the extent that such information can be shown to have been (a) previously known by the Party to which it was furnished, (b) in the public domain through no fault of such Party or (c) later lawfully acquired from other sources, which source is not the agent of the other Party, by the Party to which it was furnished), and each Party shall not release or disclose such information to any other Person, except its Representatives in connection with this Agreement. Each Party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other Parties if it exercises the same care as it takes to preserve confidentiality for its own similar information.

Article VIII
CONDITIONS TO CLOSING

8.1 Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the Transactions shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions.

(a) Litigation. No order, stay, judgment or decree shall have been issued by any Governmental Authority preventing, restraining or prohibiting in whole or in part, the consummation of the Transactions or instrumental to the consummation of the Transactions, and no action or proceeding by any Governmental Authority shall be pending or threatened (including by suggestion through investigation) by any Person, which questions, or seeks to enjoin, modify, amend or prohibit (i) the ownership or Control of any member of the Company Group, (ii) the purchase of Company Shares, (iii) the Operating Rights of the Vessels or (iv) the conduct in any material respect of the business as a whole or any material portion of the business conducted or to be conducted by any member of the Company Group or the (direct, indirect or beneficial) ownership or Control of any member of the Company Group by Seller.

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8.2 Conditions to Obligations of Seller. The obligations of the Seller to consummate the Transactions shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) Payment of Purchase Price. Buyer shall have paid to Seller the Purchase Price as set forth in Section 1.2 of this Agreement.

(b) Deliveries. Buyer shall have delivered to Seller the cancelled Promissory Note and such other documents, certificates and instruments as may be reasonably requested by Seller in connection with the transfer of the Operating Rights for the Vessels.

(c) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be with respect to those representations and warranties qualified by any materiality standard, true and correct as of the Closing, and with respect to all the other representations and warranties, true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, and Buyer shall have delivered to Seller a certificate signed by a duly authorized officer thereof to such effect.

(d) Performance of Agreements. All covenants, agreements and obligations required by the terms of this Agreement to be performed by Buyer at or prior to the Closing shall have been duly and properly performed or fulfilled in all material respects, and Buyer shall have delivered to the Seller a certificate signed by a duly authorized officer thereof to such effect.

(e) Consents. Buyer shall have obtained and delivered to the Seller copies of consents of all third parties, as appropriately required for the consummation of the Transactions.

(f) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by Buyer in connection with the consummation of the Transactions shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by Buyer as of the Closing, shall have been delivered to the Seller.

8.3 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the Transactions shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) Deliveries. Seller shall have delivered the Company Shares and such other documents, certificates and instruments as may be reasonably requested by Buyer in connection with the transfer of the Company Shares.

(b) Representations and Warranties. The representations and warranties of the Seller contained in this Agreement shall be with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects as of the Closing, and with respect to all the other representations and warranties, true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, and Seller, as applicable, shall have delivered to Buyer a certificate signed by a duly authorized officer thereof to such effect.

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(c) Performance of Agreements. All covenants, agreements and obligations required by the terms of this Agreement to be performed by Seller at or prior to the Closing, including lockup agreements as discussed herein, shall have been duly and properly performed or fulfilled in all material respects, and Seller shall have delivered to Buyer a certificate signed by a duly authorized officer thereof to such effect.

(d) Necessary Proceedings. All required corporate proceedings to be taken by Seller in connection with the consummation of the Transactions shall have been duly and validly taken, and copies of all resolutions (including but not limited to shareholders’ resolutions and the board of directors’ resolutions), duly certified by Seller, as of the Closing, shall have been delivered to Buyer.

Article IX
INDEMNIFICATION

9.1 Survival. The representations and warranties of Seller in Article III shall survive the Closing for a period of two (2) years. The representations and warranties of Buyer set forth in Article IV shall survive the Closing for a period of two (2) years. Any covenant or agreement contained in this Agreement to be performed prior to or after the Closing shall survive the Closing for two (2) years, except as otherwise provided herein.

9.2 Indemnification by the Company. Subject to the limitations set forth in Section 9.5, Seller shall indemnify and hold harmless Buyer from and against, and shall reimburse Buyer (which term, for purposes of this Article IX, includes, after the Closing, the Company) for, any Damages which it may sustain, suffer or incur, whether as a result of any Third Party Claim or otherwise, and which arise from or in connection with or are attributable to the breach of any of the representations or warranties or covenants of Seller contained in this Agreement. The indemnity in the foregoing sentence shall survive the Closing for a period of two (2) years after the Closing. Seller shall give prompt written notice to Buyer of any Third Party Claims or other facts and circumstances known Seller which may entitle Buyer to indemnification under this Section 9.2.

9.3 Indemnification by Buyer. Subject to the limitations set forth in Section 9.5, Buyer shall indemnify and hold harmless Seller from and against, and shall reimburse Seller for, any Damages which may be sustained, suffered or incurred by Seller, whether as a result of Third Party Claims or otherwise, and which arise or result from or in connection with or are attributable to the breach of any of Buyer’s representations or warranties or covenants contained in this Agreement. The indemnity in the foregoing clause shall survive the Closing for a period of two (2) years after the Closing Date, other than Claims arising as a result of a breach of the representations and warranties in Section 4.2, as to which it shall survive without limitation as to time. Buyer shall give Seller prompt written notice of any Third Party Claims or other facts and circumstances known to Buyer which may entitle Seller to indemnification under this Section 9.3.

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9.4 Notice, Etc.

(a) A Party required to make an indemnification payment pursuant to this Agreement (“Indemnifying Party”) shall have no liability with respect to Third Party Claims or otherwise with respect to any covenant, representation, warranty, agreement, undertaking or obligation under this Agreement unless the Party entitled to receive such indemnification payment (“Indemnified Party”) gives notice to the Indemnifying Party specifying (i) the covenant, representation or warranty, agreement, undertaking or obligation contained herein which it asserts has been breached, (ii) in reasonable detail, the nature and dollar amount (or estimate, if the magnitude of the Claim cannot be precisely determined at that time) of any Claim the Indemnified Party may have against the Indemnifying Party by reason thereof under this Agreement, and (iii) whether or not the Claim is a Third Party Claim.

(b) With respect to Third Party Claims, an Indemnified Party (i) shall give the Indemnifying Party prompt notice of any Third Party Claim, (ii) prior to taking any action with respect to such Third Party Claim, shall consult with the Indemnifying Party as to the procedure to be followed in defending, settling, or compromising the Third Party Claim, (iii) shall not consent to any settlement or compromise of the Third Party Claim without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed), and (iv) shall permit the Indemnifying Party, if it so elects, to assume the exclusive defense of such Third Party Claim (including, except as provided in Section 9.4(d), the compromise or settlement thereof) at its own cost and expense.

(c) If the Indemnifying Party shall elect to assume the exclusive defense of any Third Party Claim pursuant to this Agreement, it shall notify the Indemnified Party in writing of such election, and the Indemnifying Party shall not be liable hereunder for any fees or expenses of the Indemnified Party’s counsel relating to such Third Party Claim after the date of delivery to the Indemnified Party of such notice of election.

(d) The Indemnifying Party will not compromise or settle any such Third Party Claim without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) if the relief provided is other than monetary damages or such relief would have a Material Adverse Effect on the Indemnified Party. Notwithstanding the foregoing, if the Indemnifying Party elects to assume the defense with respect to any Third Party Claim, the Indemnifying Party shall have the right to compromise or settle for solely monetary damages such Third Party Claim, provided such settlement would not reasonably be expected to have a Material Adverse Effect on the Indemnified Party.

(e) Notwithstanding the foregoing, the Party which defends any Third Party Claim shall, to the extent required by any insurance policies of the Indemnified Party, share or give control thereof to any insurer with respect to such Claim.

9.5 Limitations.

(a) Seller shall not be required to indemnify Buyer under Section 9.2 unless the aggregate of all amounts for which indemnity would otherwise be due against it exceeds $1,000,000, but then Seller will be liable for the full amount of Damages.

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(b) Buyer shall not be required to indemnify Seller under Section 9.3 unless the aggregate of all amounts for which indemnity would otherwise be due against it exceeds $1,000,000, but then Buyer will be liable for the full amount of Damages.

Article X
TERMINATION AND ABANDONMENT

10.1 Methods of Termination. The Transactions may be terminated and/or abandoned at any time but not later than the Closing:

(a) by written consent of the Parties;

(b) by Seller, (i) if Buyer shall have breached any of its covenants in Article VI or VII hereof in any material respect, (ii) if the representations and warranties of Buyer contained in this Agreement shall not be true and correct in all material respects, at the time made, or (iii) if such representations and warranties shall not be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations are made herein as of a specific date prior to the Closing Date, and in any such event, if such breach is subject to cure, Buyer has not cured such breach within 10 Business Days of notice from Seller of an intent to terminate;

(c) by Buyer, (i) if Seller shall have breached any of the covenants in Articles V or VII hereof in any material respect, (ii) if the representations and warranties of Seller contained in this Agreement shall not be true and correct in all material respects, at the time made, or (iii) if such representations and warranties shall not be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations are made herein as of a specific date prior to the Closing Date, and in any such event, if such breach is subject to cure, Seller has not cured such breach within ten (10) Business Days of Buyer’s notice of an intent to terminate;

(d) by Seller if its Boards of Directors shall have determined in good faith, based upon the advice of outside legal counsel, that failure to terminate this Agreement is reasonably likely to result in such Board of Directors breaching its fiduciary duties to the shareholders of Seller, as applicable, under applicable Laws by reason of the pendency of an unsolicited, bona fide written proposal for a superior transaction;

10.2 Effect of Termination.

(a) In the event of termination and abandonment of this Agreement by Buyer or by Seller, or both, pursuant to Section 10.1 hereof, written notice thereof shall forthwith be given to the other Parties, and except as set forth in Article IX and this Section 10.2, all further obligations of the Parties shall terminate, no Party shall have any right against the other Parties hereto, and each Party shall bear its own costs and expenses.

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(b) If the Transactions are terminated and/or abandoned as provided herein:

(i) each Party hereto will return all documents, work papers and other material (and all copies thereof) of the other Parties relating to the Transactions, whether so obtained before or after the execution hereof, to the Party furnishing the same; and

(ii) all confidential information received by a Party hereto with respect to the business of the other Parties shall be treated in accordance with Section 7.6 hereof, which shall survive such termination or abandonment.

Article XI
DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Actions” means any claim, action, suit, litigation, arbitration, inquiry, proceeding or investigation by or pending before any Governmental Authority.

“Affiliate” means, with respect to a Person, any other Person who Controls, is Controlled by or is under common Control with such Person.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Business Day” means a day of the year on which banks are not required or authorized to be closed in the City of New York.

“Certificates” has the meaning set forth in Section 2.2(a).

“Buyer” has the meaning set forth in the preamble of this Agreement.

“Claim” means any claim, demand, suit, proceeding or action.

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 2.1.

“Commission” has the meaning set forth in Section 4.7.

“Company” has the meaning set forth in the preamble of this Agreement.

“Company Equity Rights” has the meaning set forth in Section 1.2(a).

“Company Group” means the Subsidiaries and Affiliates of the Company as listed on Exhibit E hereto.

“Company Material Adverse Effect” means a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole; provided that, without limiting the generality of the foregoing, any adverse effect resulting in any loss, directly or indirectly, of at least $2,000,000 or its equivalent, to the Company and its Subsidiaries, taken as a whole, shall be deemed to constitute a Company Material Adverse Effect.

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“Company Ordinary Shares” has the meaning set forth in Section 1.2(a).

“Company Shares” has the meaning set forth in Section 1.2(a).

“Company’s Accountants” means UHY Vocation HK CPA Limited.

“Contracts” mean any contract, agreement, lease, license or similar instrument.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the Board of Directors or comparable governing body of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Damages” means the dollar amount of any loss, damage, expense or liability, including, without limitation, reasonable attorneys’ fees and disbursements incurred by an Indemnified Party in any action or proceeding between the Indemnified Party and the Indemnifying Party or between the Indemnified Party and a third party, which is determined (as provided in Article IX) to have been sustained, suffered or incurred by a Party or the Company and to have arisen from or in connection with an event or state of facts which is subject to indemnification under this Agreement; the amount of Damages shall be the amount finally determined by a court of competent jurisdiction or appropriate governmental administrative agency (after the exhaustion of all appeals) or the amount agreed to upon settlement in accordance with the terms of this Agreement, if a Third Party Claim, or by the Parties, if a Direct Claim.

“Direct Claim” means any claim other than a Third Party Claim.

“Disclosure Letter” has the meaning set forth in Section 3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Funds of Related Party” has the meaning set forth in Section 8.3.

“GAAP” means generally accepted accounting principles in a particular jurisdiction, as consistently applied.

“Government Securities” means any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less.

“Governmental Authority” means any PRC or non-PRC national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body. For the sake of clarity, “Governmental Authority” does not include any government or state-owned enterprise.

“Indemnified Party” has the meaning set forth in Section 9.4.

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“Indemnifying Party” has the meaning set forth in Section 9.4.

“Knowledge” means, with respect to any Person, the actual knowledge of such Person and that knowledge which should have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent business person would have made or exercised in the management of his or her business affairs.

“Laws” means all statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards and restrictions, including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to zoning, land use, safety, health, environment, hazardous substances, pollution controls, employment and employment practices and access by the handicapped.

“Lien” means any lien, claim, contingent interest, security interest, charge, restriction or encumbrance, other than those (i) for Taxes not yet due and payable or being contested in good faith by an appropriate proceeding for which adequate reserves have been established, (ii) for mechanics liens or similar liens or labor, materials or supplies incurred in the ordinary course of business for amounts that are not delinquent, (iii) arising by operation of law, and (iv) that, individually or when aggregated, are not material.

“Material Adverse Effect” means, with respect to any Person, any (i) event, occurrence, fact, condition, change or development that has had a material adverse effect on the operations, results of operations, financial condition, assets or liabilities of such Person; (ii) material adverse effect on such Person’s ability to perform any material obligations of such Person hereunder or under any other Transaction Document or any Material Contract of such Person, as applicable; (iii) material adverse effect on any material rights such Person may have hereunder or under any other Transaction Document or any Material Contract of such Person.

“Material Contract” means, with respect to any Person, any outstanding Contract material to the business of such Person as of or after the date hereof.

“Party” has the meaning set forth in the preamble of this Agreement.

“Patents” means all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries.

“Permits” means all governmental registrations, licenses, permits, authorizations and approvals.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, proprietorship, association, firm, trust, estate, unincorporated organization, cooperative, Governmental Authority, or other enterprise or entity.

“PRC” means the People’s Republic of China, solely for purpose of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

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“Purchase Price” has the meaning set forth in Section 1.2.

“Representatives” of a Party means such Party’s employees, accountants, auditors, actuaries, counsel, financial advisors, bankers, investment bankers and consultants.

“Seller” has the meaning set forth in the preamble of this Agreement.

“Subsidiary” means, with respect to any specified Person, any other Person (other than a natural person) Controlled by such specified Person through direct or indirect ownership of equity securities or contractual relationship. When used without reference to a particular Person, “Subsidiary” means a Subsidiary of the Company.

“Tax” or “Taxes” means all income, gross receipts, sales, stock transfer, excise, bulk transfer, use, employment, social security, franchise, profits, property or other taxes, tariffs, imposts, fees, stamp taxes and duties, assessments, levies or other charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any government or taxing authority with respect thereto.

“Third Party Claim” means a Claim by a Person other than a Party hereto or any Affiliate of such Party.

“Transactions” has the meaning set forth in Section 2.1.

“United States” or “U.S.” means the United States of America.

Article XII
GENERAL PROVISIONS

12.1 Expenses. Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of Representatives, incurred in connection with the preparation of this Agreement and the Transactions shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

12.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by an internationally recognized courier or transmitted by electronic correspondence (in .PDF) or by telecopy to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

(a) If to the Buyer:

Fuzhou Honglong Ocean Fishery Co., Ltd

Floor 17th, Fujian Galaxy Garden Hotel,

No. 243, Wusi Road,

Fuzhou, P.R.C. 350001

Attention: GAO, Tigi

Telephone: 86-591-87805774-8012

Facsimile:86-591-87519015

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(b) If to Seller:

Pingtan Marine Enterprise Ltd.

18/F, Zhongshan Building A,

No. 154 Hudong Road

Fuzhou, P.R.C. 350001

Attention: Roy Yu

Telephone: 86-591-87271266

Facsimile:86-591-87275290
Email: ryu@ptmarine.net

with a copy (which shall not constitute notice) to:

Reed Smith LLP
599 Lexington Avenue
New York, New York 10022
Attention: William Haddad

Telephone: +1 (212) 549-0379
Facsimile: +1 (212) 521-5450
Email: Whaddad@reedsmith.com

12.3 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the Parties.

12.4 Waiver. Buyer, on the one hand, and all other Parties, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party(s) to be bound thereby.

12.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

12.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible.

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12.7 Entire Agreement. This Agreement and the schedules and exhibits hereto constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

12.8 Benefit. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties. Prior to the Closing, no Party may assign this Agreement or its rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of the other Party(s).

12.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Except as otherwise provided herein, all actions and proceedings arising out of or relating to the interpretation and enforcement of the provisions of this Agreement or in respect of the Transactions shall be heard and determined in the United States District Court for the Southern District of New York and any federal appellate court therefrom (or, if United States federal jurisdiction is unavailable over a particular matter, the Supreme Court of the State of New York, New York County) and the Parties hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such action or proceeding.

12.10 NO JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

12.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement. Execution or delivery by electronic transmission (in PDF) shall constitute due execution or delivery for all purposes.

12.12 Regulatory Requirements. In the event that the regulatory requirements of any applicable Governmental Authority (including any new laws or regulations or interpretations of existing laws or regulations) prohibit or materially restrict the ability of the Parties to consummate the acquisition of the Company as contemplated, the Parties will revise the transaction as necessary to comply with such regulatory requirements while preserving to the greatest extent possible the intended economic consequences of the transaction.

(Signatures on Next Page)

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

PINGTAN MARINE ENTERPRISE LTD.

By:	/s/ Xuesong Song
Name:	Xuesong Song
Title:	Independent Director

FUZHOU HONGLONG OCEAN FISHERY CO., LTD

By:	/s/ Tiqi Gao
Name:	Tiqi Gao
Title:	Legal Representative

[Signature Page to Share Purchase Agreement]

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EXHIBIT E

COMPANY GROUP

Master Gold Corporation Limited, organized under the laws of Hong Kong

China Dredging Group Co., Ltd., organized under the laws of BVI

China Dredging (HK) Company Limited, organized under the laws of Hong Kong

Fujian WangGang Dredging Construction Co., Ltd., organized under the laws of PRC

Fujian Xing Gang Port Service Co., Ltd., organized under the laws of PRC

Wonder Dredging Engineering LLC, organized under the laws of PRC

Pingtan Zhuo Ying Dredging Engineering Construction Co., organized under the laws of PRC

Pingtan Xing Yi Port Services Co., Ltd., organized under the laws of PRC

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EXHIBIT F

LIST OF VESSELS

Vessel Name	Local Fishing License No.
FuYuanYu 901	26.14.0001.51.42580
FuYuanYu 902	26.14.0001.51.42582
FuYuanYu 903	26.14.0001.51.42579
FuYuanYu 904	26.14.0001.51.42584
FuYuanYu 905	26.14.0001.51.42585
FuYuanYu 906	26.14.0001.51.42588
FuYuanYu 907	26.14.0001.51.42590
FuYuanYu 908	26.14.0001.51.42587
FuYuanYu 909	26.14.0001.51.42586
FuYuanYu 910	26.14.0001.51.42589
FuYuanYu 911	26.14.0001.51.42842
FuYuanYu 912	26.14.0001.51.42847
FuYuanYu 913	26.14.0001.51.42841
FuYuanYu 914	26.14.0001.51.42840
FuYuanYu 915	26.14.0001.51.42839
FuYuanYu 916	26.14.0001.51.42838
FuYuanYu 917	26.14.0001.51.42837
FuYuanYu 918	26.14.0001.51.42836
FuYuanYu 919	26.14.0001.51.42835
FuYuanYu 920	26.14.0001.51.42834

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